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                                   EXHIBIT 1
                                   ---------

                             JOINT FILING AGREEMENT
                             ----------------------


     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other of the attached statement on Schedule 13D and all amendments to such statement and that such statement and all amendments to such statement is made on behalf of each of them.

     IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of this 6th day of November, 1998.

BANQUE NATIONALE DE PARIS                  FRENCH AMERICAN BANKING CORPORATION


By: /s/ Vivien Levy-Garboua                By: /s/ Patrick Saurat
    ----------------------------               ---------------------------
Name:  Vivien Levy-Garboua                 Name:  Patrick Saurat
Title: Directeur General Delegue           Title: Executive Vice President


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